UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

__________________________

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 OR 15(d) Of The Securities Exchange Act Of 1934

Date of report (Date of earliest event reported)	July 21, 2008
PATRICK INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

Indiana	0-3922	35-1057796
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

107 West Franklin, P.O. Box 638, Elkhart, Indiana	46515
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, including area code	(574) 294-7511

(Former name or former address if changed since last report)

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On July 21, 2008, Joseph M. Cerulli was appointed to the Board of Directors (the “Board”) of Patrick Industries, Inc. (the “Company”). Mr. Cerulli was appointed to fill a newly-created position on the Board and will serve for a term expiring at the 2009 Annual Meeting of Shareholders or until a successor is duly elected and qualified. It is expected that Mr. Cerulli will be appointed to serve as a member of the Corporate Governance and Nominations Committee and the Compensation Committee. Mr. Cerulli will not be compensated for his services as a director or committee member.

Mr. Cerulli has been employed by Tontine Associates, LLC, an affiliate of Tontine Capital Partners, L.P. and Tontine Capital Overseas Master Fund, L.P., (collectively, “Tontine”) since January 2007. As such, Mr. Cerulli has an indirect interest in the Company’s transactions with Tontine. Following the transactions described herein, Tontine beneficially owned approximately 57.4% of the Company’s common stock as described in a Schedule 13D/A filed by Tontine on June 27, 2008.

In connection with the financing of its acquisition of Adorn Holdings, Inc. in May 2007 (the “Adorn Acquisition”), the Company entered into a Securities Purchase Agreement with Tontine, dated April 10, 2007 (the “2007 Securities Purchase Agreement”), which provided that, among other things, so long as Tontine (i) holds between 7.5% and 14.9% of the Company’s common stock then outstanding, Tontine has the right to appoint one nominee to the Board; or (ii) holds at least 15% of the Company’s common stock then outstanding, Tontine has the right to appoint two nominees to the Board. The Company also agreed to limit, by the date of the Company’s 2008 Annual Meeting of Shareholders, the number of directors serving on its Board to no more than nine directors for so long as Tontine has the right to appoint a director to the Board. Tontine’s right to appoint directors and the Company’s obligation to limit the size of its Board were affirmed in a subsequent Securities Purchase Agreement with Tontine, dated March 10, 2008 (the “2008 Securities Purchase Agreement”), in connection with a private placement in March 2008. Mr. Cerulli’s appointment to the Board was made pursuant to Tontine’s right to appoint directors as described above. As of the date hereof, Tontine has not exercised its right to appoint a second nominee to the Board.

On May 18, 2007, pursuant to the 2007 Securities Purchase Agreement, the Company sold to Tontine (i) an aggregate of 980,000 shares of its common stock at $11.25 per share for an aggregate purchase price of $11,025,000 and (ii) Senior Subordinated Promissory Notes (the “Notes”) in the aggregate principal amount of $13,975,000. The proceeds from these transactions were used to finance, in part, the Adorn Acquisition.

On September 17, 2007, the Company entered into a Standby Purchase Agreement with Tontine (the “2007 Standby Purchase Agreement”) under which Tontine agreed to certain standby commitments with regard to a planned rights offering to the Company’s shareholders. On March 10, 2008, the Company entered into a Termination of Standby Purchase Agreement with Tontine, pursuant to which the Company and Tontine terminated the 2007 Standby

Purchase Agreement (the “Termination Agreement”). The planned rights offering was replaced by the March 2008 sale of shares to Tontine and the recently completed rights offering to shareholders in June 2008 (each described below).

On March 12, 2008, pursuant to the 2008 Securities Purchase Agreement, the Company sold 1,125,000 shares of its common stock to Tontine at $7.00 per share, for an aggregate purchase price of $7,875,000. Proceeds from the sale of common stock were used to prepay approximately $7.7 million of the approximately $14.8 million in principal then outstanding under the Notes, and to pay related accrued interest.

On June 20 and June 26, 2008, the Company consummated the transactions set forth in a Standby Purchase Agreement, dated March 10, 2008, as amended by that certain First Amendment to the Standby Purchase Agreement, dated April 8, 2008 (the “2008 Standby Purchase Agreement”), with Tontine in connection with the Company’s rights offering to shareholders in June 2008. Pursuant to the terms of the 2008 Standby Purchase Agreement, Tontine purchased in a private placement an aggregate of 1,706,874 shares of common stock for $7.00 per share, for an aggregate purchase price of $11,948,118, representing (i) Tontine’s pro rata portion of the 1,850,000 shares of common stock offered in the rights offering and (ii) all shares of common stock that were unsubscribed for by our shareholders at the close of the rights offering. The Company used the net proceeds from the rights offering and the purchase of shares pursuant to the 2008 Standby Purchase Agreement to (i) prepay in full the principal that remained outstanding on the Notes, (ii) pay related accrued interest, and (iii) reduce borrowings under its senior secured credit facility.

In connection with the acquisition of shares of common stock by Tontine pursuant to the 2007 Securities Purchase Agreement, the Company amended its Rights Agreement, dated March 21, 2006, as amended, with National City Bank, as Rights Agent, to permit such acquisitions by Tontine. On March 12, 2008, in connection with the acquisition of common stock by Tontine under the 2008 Securities Purchase Agreement, the Company amended the Rights Agreement to exempt Tontine and its affiliates and associates.

On May 18, 2007, Tontine and the Company entered into an Amended and Restated Registration Rights Agreement (the “Registration Rights Agreement”). Pursuant to the Registration Rights Agreement, the Company is required to file a shelf registration statement and grant to Tontine (and its qualifying transferees) certain demand and “piggyback” registration rights in connection with shares of common stock held by it or acquired in the future (including the shares acquired by Tontine pursuant to the 2007 Securities Purchase Agreement, the 2008 Securities Purchase Agreement and the 2008 Standby Purchase Agreement). The registration rights granted under the Registration Rights Agreement terminate with respect to Tontine (and any of its qualifying transferees) when such party no longer holds any Registrable Securities (as defined in the Registration Rights Agreement). With the exception of certain expenses, such as underwriting discounts and commissions, the Company has agreed to pay all expenses incident to its performance of or compliance with the Registration Rights Agreement, including the reasonable fees and expenses of counsel retained by the holders of Registrable Securities requested to be included in a registration statement.

The foregoing summaries of the 2007 Securities Purchase Agreement, the 2008 Securities Purchase Agreement, the 2007 Standby Purchase Agreement, the Termination Agreement, the 2008 Standby Purchase Agreement and the Registration Rights Agreement do not purport to be complete and are qualified in their entirety by reference to the complete text of the agreements, which have been previously filed by the Company.

A copy of the press release announcing the appointment of Mr. Cerulli to the Board is furnished herewith as Exhibit 99.1.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d)

Exhibit 99.1	Press release dated July 24, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PATRICK INDUSTRIES, INC.
(Registrant)

DATE: July 25, 2008	BY:	/s/ Andy L. Nemeth
Andy L. Nemeth
Executive Vice President – Finance
Secretary-Treasurer, and Chief Financial Officer